                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)           April 8, 1998
                                                                 -------------




                           NATIONAL MEDIA CORPORATION
                ------------------------------------------------
               (Exact name of registrant as specified in charter)



         Delaware                     I-6715                  13-2658741
--------------------------------------------------------------------------------
(State or Other Juris-        (Commission File Number)    (IRS Employer Identi-
 diction of Incorporation)                                 fication No.)


Eleven Penn Center, Ste. 1100, 1835 Market Street, Philadelphia, PA     19103
-------------------------------------------------------------------   ----------
(Address of principle executive offices)                              (Zip Code)


Registrant's telephone number, including area code    215-988-4600
                                                      -------------

                                       N/A
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                               ----------------

                     Exhibit Index appears on Page 4 hereof.



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Item 5. Other Events.

         On April 8, 1998, National Media Corporation ("National Media") and ValueVision International, Inc. ("ValueVision") announced that ValueVision has received preliminary notification from holders of more than 5% of ValueVision's common stock that they intend to exercise their dissenter's rights with respect to the proposed merger of National Media and ValueVision. ValueVision further reported that it has advised National Media that it does not intend to waive the merger agreement condition to closing requiring that holders of not more than 5% of the shares of ValueVision common stock have demanded their dissenter's rights. ValueVision and National Media had previously scheduled April 14, 1998 special meetings of their shareholders to vote on the proposed merger. In light of receipt of the dissenters' notice, the companies have mutually agreed to postpone their respective shareholder meetings while the companies attempt to renegotiate a restructuring of the proposed merger that is acceptable to each of the companies and in the best interest of their shareholders.

         A copy of the press release announcing the postponement of the special meetings of shareholders of National Media and ValueVision is attached hereto as
Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  99       Press Release, dated April 8, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              NATIONAL MEDIA CORPORATION
                              (Registrant)


Date: April 9, 1998    By:    /s/ Brian J. Sisko
                             --------------------
                              Name:    Brian J. Sisko
                              Title:   Senior Vice President and General Counsel


                                       3

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                                  EXHIBIT INDEX

No.
---

99   Press Release, dated April 8, 1998, of National Media Corporation and
     ValueVision.

                                       4